Cerebras Systems Delivers Record Revenue in Third Quarter 2026,
Raises Full-Year Outlook

Surging demand for high-speed inference fuels growth from new and existing customers

•Record GAAP revenue of $210.8 million
•Record Core revenue of $230.9 million
•GAAP cloud revenue grew 265% from a year ago
•Core cloud revenue $144.9 million, up 272% from a year ago
•Commercial wins with two new hyperscalers
•700 megawatts of data center capacity now under contract
•First to deliver production scale heterogeneous disaggregated inference offering
SUNNYVALE, Calif. — November 12, 2026 — Cerebras Systems (NASDAQ: CBRS), maker of the world’s fastest AI infrastructure, today announced financial results for the third quarter ended September 30, 2026.
“Cerebras’ technology remains the undisputed champion of speed,” said Andrew Feldman, co-founder and CEO of Cerebras. “We’re giving customers more ways to access our technology and scale with us be it through direct system sales, Cerebras Cloud or third-party cloud providers. I’m proud of our team for delivering the performance and speed customers need to build entirely new applications and expand what AI can do. That progress energizes us to do even more as we push the limits of innovation and expect to triple revenue in 2027.”
“We exceeded our guidance across the board for the third quarter in a row and delivered sequential improvements on all core financial metrics,” said Bob Komin, CFO of Cerebras. “We won new marquee customers, including hyperscalers, neoclouds and large enterprises. And we saw our pipeline for high-speed AI inference increase by more than 10x in the quarter.”

Q3 2026 Financial Highlights

GAAP Financial Results

•GAAP cloud and other services revenue: Record $141.9 million, up 265% year-over-year
•GAAP total revenue: Record $210.8 million, up 55% year-over-year
•GAAP gross margin: 20% up sequentially
•GAAP operating margin: (106%)
Core Financial Results (Non-GAAP)

Core results exclude the impacts of non-cash amortization of customer warrants and stock-based compensation, data center pass-through revenues and costs, and certain other items.
•Core cloud and other services revenue: $144.9 million, up 272% year-over-year
•Core total revenue: $230.9 million, up 70% year-over-year
•Core gross margin: 41% up both sequentially and year-over-year
•Core operating margin: (14%)

Fourth Quarter 2026 Financial Outlook
•Core Non-GAAP Financial Outlook:
◦Core revenue of approximately $310 to $330 million
◦Core gross margin in the range of 47% - 49%
◦Core operating margins in the range of (1%) to 1%
Full Year 2026 Financial Outlook
•Core Non-GAAP Financial Outlook:
◦Core revenue of $940 to $960 million
◦Core gross margin in the range of 42% - 44%
◦Core operating margins in the range of (10%) to (8%)
Liquidity

•Strong liquidity with cash, cash equivalents, restricted cash, and short-term investments of $7.8 billion and debt capacity of $850 million.
Business Highlights: General

•$26.1 billion in remaining performance obligations as of September 30, 2026.
Business Highlights: Customers
Cerebras is rapidly expanding its customer base, broadening its reach and diversifying its revenue.
•Oracle is integrating Cerebras’ fast inference into Oracle Cloud Infrastructure. With the fastest AI inference, AI labs, enterprises and developers that rely on Oracle will now have the performance required to build robust agents and applications that are hyper responsive and execute complicated tasks in a shorter period of time. Cerebras will be available in Oracle Cloud Infrastructure in 2027.
•Today, Cerebras announced an important cloud deal with a top three hyperscaler. More will be shared next year.
•Expanded reach through a variety of neoclouds, diversifying routes to market and giving customers more ways to access Cerebras’ high-speed inference.
•Cerebras high-speed inference will power the new Bilt Neighborhood OS platform and Bilt Concierge AI assistant to deliver faster, seamless interactions between the platform and the eight million consumers and 50,000 businesses it serves.
Business Highlights: Capacity

Global data center capacity and manufacturing capacity continue to grow.

•Secured 700 gross megawatts of data center capacity for delivery by the end of 2027, increasing pipeline of opportunities to gigawatt scale. Cerebras Cloud is now among the largest non-hyperscaler AI clouds.
•Signed contracts for additional capacity in Norway and Finland. This expands Cerebras’ European capacity and supports long-term cloud inference demand.
•Scaling manufacturing capacity with Flex and Sanmina; expects to exit 2026 with more than 10x manufacturing capacity versus beginning of the year.
•Plans in place to add factories and further increase capacity in 2027 to support substantial growth.
•Cerebras disaggregated inference expands capacity by increasing up to 5x the number of tokens that data centers can deliver. More superfast tokens per MW means each data center produces more revenue.
Business Highlights: Capabilities

Cerebras is advancing capabilities on every front: new systems and processors, improved software, advanced manufacturing techniques, and partnerships that deliver best-in-industry solutions.
•Cerebras is the first in the market to deliver production-scale heterogeneous disaggregated inference, which is expected to become a default offering in major clouds. Disaggregated inference delivers substantially more high-speed tokens for the same power, resulting in more profit per MW for cloud owners and lower cost per token for AI users.
•This August, Cerebras unveiled its next-generation systems, setting new standards for ultra-fast AI inference performance, efficiency and scalability:
◦At Supernova 2026, Cerebras introduced CS-4, the world’s fastest AI accelerator, delivering up to 30x faster inference. CS-4 will soon be in full production.
◦At Hot Chips 2026, Cerebras previewed its next-generation system the CS-5, targeted for early Summer 2027, designed to deliver up to 10,000 tokens per second per user.
◦Cerebras’ next-generation processor, the Wafer Scale Engine 5 to be deployed in CS-5, is back from the fab, completed bring up and is in system testing. From tape out to in system test in less than 5 months.
•Cerebras was a day-zero launch partner for Kimi K3.1, Moonshot AI’s 2.8 trillion-parameter frontier class open-weight model. Kimi 3.1 on Cerebras is the fastest in the industry, running up to 2,000 tokens per second.
Upcoming Investor Events
Cerebras will participate in the following events with the financial community:
TomorrowX Summit, Austin, TX
Tuesday, November 17, 2026
Barclays Global Technology Conference, San Francisco, CA
Wednesday, December 9, 2026

Earnings Webcast and Conference Call
Cerebras Systems will host a conference call to review its financial results for the third quarter of 2026 and to discuss our financial outlook today at 2 p.m. PT (5 p.m. ET). Interested parties may join the conference call via the webcast and can be accessed at the Cerebras website at https://investors.cerebras.ai/. The webcast will be recorded and available for replay on the same website following the conclusion of the conference call.
About Cerebras Systems
Cerebras Systems (NASDAQ: CBRS) builds the world’s fastest AI infrastructure. The Cerebras team of pioneering computer architects, computer scientists, AI researchers, and engineers of all types came together to make AI blisteringly fast through innovation and invention. Cerebras believes that when AI is fast, it will change the world. Leading global corporations, research institutes, and governments choose Cerebras to run their AI workloads. Cerebras solutions are available on premises and in the cloud. For more information, visit cerebras.ai
Contacts

Investor Relations
Sean Dorsey
investors@cerebras.ai
Media & Analyst Relations
Kriselle Laran
pr@cerebras.ai

Cerebras Disclosure Information
Cerebras uses its blog (cerebras.ai/blog), its investor relations page (investors.cerebras.ai), its X account (@cerebras), and its LinkedIn page (linkedin.com/company/cerebras-systems/) to disclose material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, in addition to following Cerebras’ press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public webcasts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements about: demand for high-speed AI inference and long-term growth; the fourth quarter and full year 2026 financial outlook; tripling revenue in 2027; data center capacity and the timing of delivery; the Mikkeli, Finland data center; expanding data center geographic and infrastructure reach across Europe and Canada, and establishing first presence in South America; the performance, efficiency and scalability of CS-4 and CS-5, and the targeted timing of the CS-5 AI accelerator; the timing and expected benefits of customer and partner relationships, including the partnership with hyperscalers, availability in Oracle Cloud Infrastructure in 2027, expanding access of high-speed inference to European customers, powering the new Bilt Neighborhood OS platform and Bilt Concierge AI assistant to deliver faster, seamless interactions between the platform, consumers and businesses; and any assumptions relating to the foregoing. The words “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “objective,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Cerebras’ control. These risks and uncertainties include, but are not limited to: Cerebras’ ability to sustain and manage its growth, access borrowings and other sources of capital on acceptable terms, and deploy available capital to support growth; its history of net losses and ability to achieve and maintain profitability; its limited operating history at its current scale and ability to accurately forecast revenue and appropriately budget and manage expenses; its dependence on a limited number of significant customers, and the potential impact of any reduction in demand from, material adverse development in its relationships with, or failure to meet its obligations to, such customers, including under its Master Relationship Agreement with OpenAI; the timing, execution and expected benefits of its strategic customer, partner and financing arrangements; its historical reliance on sales of hardware systems and the early-stage, rapidly evolving market for its cloud-based offerings and AI infrastructure; its ability to secure sufficient data center capacity and capital to support its cloud-based offerings; its ability to launch new offerings and add new product capabilities; and its ability to compete effectively in the rapidly evolving and competitive market for AI computing solutions.
Cerebras’ actual results or outcomes could differ materially from those stated or implied in forward-looking statements due to a number of factors. Accordingly, undue reliance should not be placed on such statements. These forward-looking statements are made as of the date they were first issued and are based on information available to Cerebras together with Cerebras’ expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. These forward-looking statements should not be relied upon as representing Cerebras’ views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results. Cerebras undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Further information on potential risks that could affect actual results is included in Cerebras’ most recent filings with the SEC, copies of which may be obtained by visiting Cerebras’ Investor Relations website at investors.cerebras.ai or the SEC’s website at www.sec.gov.

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Hardware	$68,881	$96,794	$233,592	$236,763
Cloud and other services	141,928	38,920	350,732	101,785
Total revenue	210,809	135,714	584,324	338,548
Cost of revenue
Hardware	61,290	47,969	179,362	143,028
Cloud and other services	107,425	32,610	251,135	66,682
Total cost of revenue	168,715	80,579	430,497	209,710
Gross profit	42,094	55,135	153,827	128,838
Operating expenses
Research and development	177,842	57,257	573,488	170,775
Sales and marketing	32,813	20,834	134,483	49,388
General and administrative	55,588	3,513	162,277	20,796
Total operating expenses	266,243	81,604	870,248	240,959
Loss from operations	(224,149)	(26,469)	(716,421)	(112,121)
Other income, net	63,900	5,787	93,409	380,431
Income (loss) before income taxes	(160,249)	(20,682)	(623,012)	268,310
Income tax expense	969	1,519	2,740	4,866
Net income (loss)	$(161,218)	$(22,201)	$(625,752)	$263,444

Net income (loss) attributable to common shareholders
Basic	$(161,218)	$(22,201)	$(625,752)	$101,685
Diluted	$(161,218)	$(22,201)	$(625,752)	$263,444
Net income (loss) per share attributable to common shareholders
Basic	$(0.67)	$(0.41)	$(4.13)	$1.92
Diluted	$(0.67)	$(0.41)	$(4.13)	$1.61
Weighted average shares outstanding
Basic	238,885	53,983	151,532	52,909
Diluted	238,885	53,983	151,532	163,677

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(161,218)	$(22,201)	$(625,752)	$263,444
Change in foreign currency translation adjustments, net of tax	(53)	(615)	585	297
Available-for-sale investments:
Change in net unrealized gain (loss) on debt securities, net of tax	(8,938)	(397)	(5,110)	(1,204)
Comprehensive income (loss)	$(170,209)	$(23,213)	$(630,277)	$262,537

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,074,752	$701,706
Restricted cash	444,042	228,672
Investments	4,286,026	406,531
Accounts receivable, net	231,762	50,423
Inventories	146,100	63,626
Customer warrants	140,174	60,906
Prepaid expenses and other current assets	542,805	31,782
Total current assets	8,865,661	1,543,646
Property and equipment, net	1,507,797	437,396
Customer warrants, net of current portion	951,800	91,447
Operating lease right-of-use assets	571,237	248,950
Other non-current assets	41,917	4,598
Total assets	$11,938,412	$2,326,037

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$236,981	$48,630
Deferred revenue	234,309	131,049
Operating lease liability	98,368	45,865
Customer deposits	108,715	354,460
Working capital loan	706,518	—
Accrued and other current liabilities	295,980	139,536
Total current liabilities	1,680,871	719,540
Deferred revenue, net of current portion	453,293	35,847
Operating lease liability, net of current portion	522,771	215,957
Working capital loan, net of current portion	122,564	—
Total liabilities	2,779,499	971,344

Redeemable convertible preferred stock	—	1,933,348
Stockholders’ equity (deficit)
Class A common stock	2	1
Class B common stock	1	—
Class N common stock	—	—
Treasury stock	(21,456)	(21,456)
Additional paid-in capital	10,714,672	346,829
Accumulated other comprehensive income	(3,224)	1,301
Accumulated deficit	(1,531,082)	(905,330)
Total stockholders’ equity (deficit)	9,158,913	(578,655)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$11,938,412	$2,326,037

CEREBRAS SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(625,752)	$263,444
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Stock-based compensation	541,706	33,781
Amortization of customer warrants	82,739	—
Depreciation and amortization	72,342	17,941
Non-cash lease expense	61,826	13,729
Non-cash interest expense	57,170	—
Provision for product warranties	10,830	14,348
Extinguishment of forward contract liability	—	(363,336)
Other	(14,974)	(1,453)
Changes in operating assets and liabilities:
Accounts receivable	(181,338)	102,797
Inventories	(101,124)	58,798
Prepaid expenses and other assets	(546,038)	894
Accounts payable	134,529	14,327
Deferred revenue	288,047	26,532
Customer deposits	(245,745)	(334,034)
Other liabilities	76,888	18,016
Net cash flows used in operating activities	$(388,894)	$(134,216)
Cash flows from investing activities:
Purchases of property and equipment	$(1,046,059)	$(301,139)
Purchases of investments	(5,120,232)	(20,175)
Maturities and sales of investments	1,274,091	138,590
Net cash flows used in investing activities	$(4,892,200)	$(182,724)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	$6,232,511	$—
Proceeds from sale of shares of Series G redeemable convertible preferred stock	—	1,074,999
Costs incurred in connection with the sale of shares of Series G redeemable convertible preferred stock	—	(16,718)
Proceeds from sale of shares of Series H redeemable convertible preferred stock	1,014,249	—
Costs incurred in connection with a debt facility and an equity sale	(4,019)	—
Proceeds from Working Capital Loan	1,004,571	—
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	39,507	10,531
Proceeds from issuance of shares of Class N common stock	15,035	—
Tax withholding from tender offer and initial public offering	(416,659)	—
Payments of deferred offering costs and other financing activities	(15,774)	—
Net cash flows provided by financing activities	$7,869,421	$1,068,812
Effect of exchange rate on cash	89	297
Increase (decrease) in cash, cash equivalents, and restricted cash	$2,588,416	$752,169
Cash, cash equivalents, and restricted cash beginning of period	930,378	581,965
Cash, cash equivalents, and restricted cash end of period	$3,518,794	$1,334,134

CEREBRAS SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)
Reconciliation of GAAP Revenue to Core Revenue:

	Three Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP revenue	$210,809	$68,881	$141,928	$135,714	$96,794	$38,920
Less: Pass-through revenue	(16,360)	—	(16,360)	—	—	—
Add: Amortization of customer warrant assets	36,424	17,078	19,346	—	—	—
Core revenue	$230,873	$85,959	$144,914	$135,714	$96,794	$38,920

	Nine Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP revenue	$584,324	$233,592	$350,732	$338,548	$236,763	$101,785
Less: Pass-through revenue	(34,974)	—	(34,974)	—	—	—
Add: Amortization of customer warrant assets	82,739	46,068	36,671	—	—	—
Core revenue	$632,089	$279,660	$352,429	$338,548	$236,763	$101,785
Reconciliation of GAAP Gross Profit to Core Gross Profit:

	Three Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross profit	$42,094	$7,591	$34,503	$55,135	$48,825	$6,310
Less: Pass-through revenue and related data center costs, net	(488)	—	(488)	—	—	—
Add: Amortization of customer warrant assets	36,424	17,078	19,346	—	—	—
Add: Stock-based compensation expense	16,545	2,003	14,542	161	40	121
Core gross profit	$94,575	$26,672	$67,903	$55,296	$48,865	$6,431

	Nine Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross profit	$153,827	$54,230	$99,597	$128,838	$93,735	$35,103
Less: Pass-through revenue and related data center costs, net	(1,037)	—	(1,037)	—	—	—
Add: Amortization of customer warrant assets	82,739	46,068	36,671	—	—	—
Add: Stock-based compensation expense	32,848	5,000	27,848	674	169	505
Add: Employer payroll tax related to stock-based compensation from IPO	471	118	353	—	—	—
Core gross profit	$268,848	$105,416	$163,432	$129,512	$93,904	$35,608
Reconciliation of GAAP Gross Margin to Core Gross Margin:

	Three Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross margin	20.0%	11.0%	24.3%	40.6%	50.4%	16.2%
Non-GAAP adjustments	21.0	20.0	22.6	0.1	0.1	0.3
Core gross margin	41.0%	31.0%	46.9%	40.7%	50.5%	16.5%

	Nine Months Ended September 30,
	2026			2025
	Total	Hardware	Cloud and Other Services	Total	Hardware	Cloud and Other Services
GAAP gross margin	26.3%	23.2%	28.4%	38.1%	39.6%	34.5%
Non-GAAP adjustments	16.2	14.5	18.0	0.2	0.1	0.5
Core gross margin	42.5%	37.7%	46.4%	38.3%	39.7%	35.0%
Reconciliation of GAAP Operating Expenses to Core Operating Expenses:

	Three Months Ended September 30,
	2026				2025
	Total	Research and Development	Sales and Marketing	General and Administrative	Total	Research and Development	Sales and Marketing	General and Administrative
GAAP operating expenses	$266,243	$177,842	$32,813	$55,588	$81,604	$57,257	$20,834	$3,513
Less: Stock-based compensation expense	(138,560)	(80,999)	(20,915)	(36,646)	(11,185)	(8,619)	(1,502)	(1,064)
Core operating expenses	$127,683	$96,843	$11,898	$18,942	$70,419	$48,638	$19,332	$2,449

	Nine Months Ended September 30,
	2026				2025
	Total	Research and Development	Sales and Marketing	General and Administrative	Total	Research and Development	Sales and Marketing	General and Administrative
GAAP operating expenses	$870,248	$573,488	$134,483	$162,277	$240,959	$170,775	$49,388	$20,796
Less: Stock-based compensation expense	(508,858)	(308,845)	(93,762)	(106,251)	(33,107)	(23,631)	(4,984)	(4,492)
Less: Employer payroll tax related to stock-based compensation from IPO	(22,307)	(16,491)	(3,907)	(1,909)	—	—	—	—
Core operating expenses	$339,083	$248,152	$36,814	$54,117	$207,852	$147,144	$44,404	$16,304
Reconciliation of GAAP Loss from Operations to Core Operating Loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP loss from operations	$(224,149)	$(26,469)	$(716,421)	$(112,121)
Less: Pass-through revenue and related data center costs, net	(488)	—	(1,037)	—
Add: Stock-based compensation expense	155,105	11,346	541,706	33,781
Add: Amortization of customer warrant assets	36,424	—	82,739	—
Add: Employer payroll tax related to stock-based compensation from IPO	—	—	22,778	—
Core operating loss	$(33,108)	$(15,123)	$(70,235)	$(78,340)
Reconciliation of GAAP Operating Margin to Core Operating Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP operating margin	(106.3%)	(19.5%)	(122.6%)	(33.1%)
Non-GAAP adjustments	92.0	8.4	111.5	10.0
Core operating margin	(14.3%)	(11.1%)	(11.1%)	(23.1%)

Reconciliation of GAAP Loss from Operations to Core Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP loss from operations	$(224,149)	$(26,469)	$(716,421)	$(112,121)
Less: Pass-through revenue and related data center costs, net	(488)	—	(1,037)	—
Add: Stock-based compensation expense	155,105	11,346	541,706	33,781
Add: Amortization of customer warrant assets	36,424	—	82,739	—
Add: Depreciation and amortization	29,794	8,625	72,342	17,941
Add: Employer payroll tax related to stock-based compensation from IPO	—	—	22,778	—
Core Adjusted EBITDA	$(3,314)	$(6,498)	$2,107	$(60,399)
Reconciliation of GAAP Net Income (Loss) to Core Net Income (Loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$(161,218)	$(22,201)	$(625,752)	$263,444
Less: Pass-through revenue and related data center costs, net	(488)	—	(1,037)	—
Less: Change in fair value (extinguishment) of forward contract liability	—	—	—	(363,336)
Add: Stock-based compensation expense	155,105	11,346	541,706	33,781
Add: Amortization of customer warrant assets	36,424	—	82,739	—
Add: Employer payroll tax related to stock-based compensation from IPO	—	—	22,778	—
Core net income (loss)	$29,823	$(10,855)	$20,434	$(66,111)

Discussion of Non-GAAP Financial Measures
Use of non-GAAP financial measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include core total revenue, core hardware revenue, core cloud and other services revenue, core gross profit, core hardware gross profit, core cloud and other services gross profit, core gross margin, core hardware gross margin, core cloud and other services gross margin, core operating loss, core operating margin, core net income (loss), and core adjusted earnings before interest, income tax, depreciation and amortization (“Core Adjusted EBITDA”). We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.
Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this press release.
Usefulness of non-GAAP financial measures to investors
By excluding certain items that may not be indicative of our recurring operating results from our core technology and service offerings and stock-based compensation from grants of equity awards, we believe that the non-GAAP metrics described below provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow additional information with respect to financial measures used by management in its financial and operational decision-making and may be useful to our institutional investors and the analyst community to help them analyze the health of our business. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Cerebras’ operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a manner comparable to their core operations.
Economic substance of and material limitations associated with non-GAAP financial measures used by Cerebras
Core revenue, core hardware revenue, core cloud and other services revenue, core gross profit, core hardware gross profit, core cloud and other services gross profit, core gross margin, core hardware gross margin, core cloud and other services gross margin, core operating loss, core operating margin, Core Adjusted EBITDA and core net income (loss) are adjusted, as applicable, to: (i) exclude non-cash stock-based compensation; (ii) exclude pass-through revenues and costs that are not part of our core technology and services offering; and (iii) add back non-cash amortization from customer warrants that is recorded as a reduction in revenues; (iv) exclude from core net income (loss) the effect of the change in fair value (extinguishment) of the forward contract liability; and (v) present employer payroll tax related to stock-based compensation from IPO as an offset to the stock-based compensation adjustment in calculating core net income (loss). Core adjusted EBITDA also excludes the impacts of depreciation and amortization.

Core gross margin, core hardware margin, and core cloud and other services margin represent core gross profit, core hardware gross profit, and core cloud and other services gross profit, respectively, expressed as a percentage of their corresponding core revenue.
More specifically, Cerebras makes the adjustments described above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at the grant date. Although stock-based compensation is a key incentive offered to employees, Cerebras excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•Amortization of customer warrants consists of equity granted to customers and recorded as contra-revenue. We exclude the impact of amortization of customer warrant assets recorded as contra‑revenue from our non‑GAAP results because it represents a non‑cash, valuation‑driven adjustment associated with equity instruments issued to customers. The amount and timing of this amortization may be influenced by factors outside our operational performance, including the timing of customer capacity deployment decisions and product delivery schedules, which are at the discretion of the customer. This adjustment does not reflect the underlying economics of our core revenue‑generating activities, including pricing, volume, or cost of delivering our products and services, and therefore may not be indicative of our ongoing operating performance.
•Pass-through revenue and associated pass-through cost of revenue relate to non-recurring data center start-up and recurring data center costs that are incurred on behalf of specific customers. We exclude pass‑through revenue and the associated pass-through cost of revenue from our non‑GAAP financial measures because such amounts are incurred on behalf of specific customers and do not reflect the underlying economics of our core hardware technology and services offerings and generally generate fixed minimal gross margins. These pass-through revenues and costs are dependent on the pace of customer data center build-outs, deployment schedules, and customer deployment choices and approval of associated billings. Accordingly, these amounts may fluctuate significantly between reporting periods and can obscure comparisons of our operating performance results and trends in our core business.
•The change in fair value (extinguishment) of the forward contract liability reflects the impact recognized in connection with the forward contract liability. We exclude this item from core net income (loss) because it arose from the forward contract liability rather than from the operating performance of our core technology and services offerings.
•Employer payroll tax related to stock-based compensation from IPO is presented as an adjustment in calculating core net income (loss). This treatment presents the employer payroll tax separately from the non-cash stock-based compensation excluded from core net income (loss).

There are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results. Cerebras compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Cerebras also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this press release, and Cerebras encourages investors to review those reconciliations carefully.